ORDINARY SHARES AND WARRANTS PURCHASE AGREEMENT



         This ORDINARY SHARES AND WARRANTS PURCHASE AGREEMENT (this "Agreement") is dated as of the 27th day of February, 2002 (the "Agreement Date") by and between Commtouch Software Ltd., a corporation organized under the laws of Israel (the "Company"), and the investors listed on Exhibit A attached hereto (each an "Investor" and together the "Investors").

         The parties hereto agree as follows:

                              ARTICLE I Definitions

                  Section 1.1 Definitions.

                  (a) "Closing" shall have the meaning  assigned to such term in
Section 2.2 hereof.

                  (b) "Commission" shall mean the Securities and Exchange Commission.

                  (c) "Effective Date" shall mean the date the Registration Statement of the Company covering the Shares being subscribed for hereby and the Ordinary Shares issuable upon exercise of the Warrants is declared effective by the Commission.

                  (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  (e) "Registrable Securities" shall have the meaning assigned to such term in Section 3.1(a).

                  (f) "Registration Statement" shall have the meaning assigned to such term in Section 3.1(a).

                  (g) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  (h) "Shares" shall mean the Ordinary Shares of the Company that may be purchased hereunder.

                  (i) "Trading Day" shall mean (a) any day on which the Ordinary Shares are traded on the Nasdaq National Market, or (b) if the Ordinary Shares are not then listed or quoted for trading on the Nasdaq National Market, then a day on which trading occurs on the New York Stock Exchange (or any successor thereto).

                  (j) "Warrants" shall have the meaning assigned to such term in
Section 2.1.

ARTICLE II Purchase and Sale of Shares and Warrants; Representations of Company

                  Section 2.1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing, and the Company agrees to issue and sell to each Investor, that number of Ordinary Shares of Company, 0.05 NIS par value per share (the "Ordinary Shares"), indicated with respect to the investment amounts corresponding to each such Investor on Exhibit A attached hereto at a purchase price ("Purchase Price") equal to the average of the regular session closing sale prices of an Ordinary Share as published by Bloomberg Financial LP for each of the twenty (20) Trading Days prior to the Agreement Date hereof. Against the payment of the investment proceeds by the Investors to the Company, the Company shall issue a Stock Certificate to each Investor indicating the number of Shares purchased by such Investor. In addition, each Investor will receive, and the Company agrees to issue to each such Investor, a warrant substantially in the form attached hereto as Exhibit B (the "Warrants") to purchase up to:

     I)           20%  (twenty   percent)  of  the  number  of  Ordinary  Shares
                  purchased by Investor at Closing at a price per Ordinary Share of 125% of the Purchase Price, plus

     II)          20%  (twenty   percent)  of  the  number  of  Ordinary  Shares
                  purchased by Investor at Closing at a price per Ordinary Share of $1.00 (One United States Dollar), plus


     III)         20%  (twenty   percent)  of  the  number  of  Ordinary  Shares
                  purchased by Investor at Closing at a price per Ordinary Share of $2.00 (Two United States Dollars).

The Ordinary Shares, the Warrants, and the Ordinary Shares issued upon exercise of the Warrants shall be hereinafter referred to as the "Securities."

                  Section 2.2 Closing. The purchase and sale of the Securities shall take place at the offices of McCutchen, Doyle, Brown & Enersen, LLP, 3 Embarcadero Center, San Francisco, CA 94111 ("McCutchen") within three (3) business days upon attainment of all of the following: (a) the receipt of approvals from the Chief Scientist of Israel and the Israel Investment Center;
(b) the receipt of approval of the shareholders of the Company if required by the Nasdaq; (c) deposit by the Investors in escrow with McCutchen of the total Purchase Price within fourteen (14) days of the Agreement Date and (d) any other necessary approvals in connection with this Agreement and the transactions contemplated thereunder (the "Closing"). Each party shall deliver all documents, funds, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. If the Closing has not occurred by the date 60 days from the Agreement Date, the Company's obligation to sell and the Investors' obligation to purchase the Securities will terminate. The Investors will not be obligated to purchase the Securities if, after the Agreement Date and before the Closing, there shall have occurred a material adverse effect upon the business, financial condition, results of operations, assets, properties or business prospects of the Company.

                  Section 2.3 Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

                  (a) The Company is a company duly incorporated and validly existing under the laws of Israel. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Without limiting the generality of the foregoing, the Company knows of no reason why it will not be able to register the Registrable Securities as provided in Article III below.

                  (b) The Company is authorized to issue the Shares, the Warrants and the Ordinary Shares issuable upon exercise of the Warrants pursuant to this Agreement, and the same shall be issued free and clear of any and all liens, encumbrances, security interests and claims of any kind and nature, and no third party holds any right or interest (beneficial, voting or otherwise) in the Shares or Warrants. The Shares when issued and paid for as provided herein and the Ordinary Shares issuable upon exercise of the Warrants when issued upon exercise thereof will be fully-paid and non-assessable.

                  (c) The Company has full power and authority to enter into and consummate the transactions contemplated by this Agreement, and the consent of not other party or entity is necessary for the consummation of the transactions contemplated herein other than as set forth herein.

                  (d) The Company meets the eligibility requirements for the use of Form F-3 for the registration of securities in a transaction involving secondary offerings.

     ARTICLE III Registration and Accredited Investor Rights and Obligations

                  Section 3.1 Registration Statement.

                  (a) Filing and Effectiveness. The Company will file as soon as commercially practicable a Form F-3 (or if not eligible at such time to file Form F-3, a Form F-1) registration statement with the Commission (the "Registration Statement"), for non-underwritten resale into the open market of the Shares and the Ordinary Shares issuable upon exercise of the Warrants (the "Registrable Securities"). Once filed, the Company shall take all reasonable measures to cause such Registration Statement registering the Registrable Securities to be declared effective. The Company will notify the Investors and its transfer agent of the effectiveness of the Registration Statement within ten
(10) Trading Days of such event.

                  (b) Liquidated Damages for Failure to Register. In the event that (a) the Registration Statement is not filed by the Company within 30 days from the Closing Date, (b) the Registration Statement is not declared effective by the Commission within 90 days from the Closing date, or (c) such Registration Statement is not maintained as effective by the Company for the period set forth in Section 3.1(c) below (each a "Registration Default"), then the Company will pay each Investor (pro-rata on a monthly basis), except for those listed on
Schedule 3.1(b), for each Registration Default then in effect, as liquidated damages and not as a penalty, during any period in which a Registration Default is occurring, 5% (five percent) per calendar month or portion thereof of (i) the aggregate Purchase Price paid by the Investor for the Securities, and (ii) the value of any outstanding Warrants (valued at the difference between the average volume weighted average price [based on a trading day from 9:30 a.m. to 4:00 p.m.] on the NASDAQ National Market as reported by Bloomberg Financial LP using the AQR function [i.e. volume weighted average quote recap] for the Ordinary Shares for each Trading Day (the "VWAP") during the applicable month and the exercise price multiplied by the number of Warrant Shares the Warrants are exercisable into, but in no case less than zero), held by such Investor until such corresponding Registration Default no longer exists ("Liquidated Damages"). Such payment of the Liquidated Damages shall be made to the Investor upon 5 Trading Days' irrevocable notice to the Investor, in cash or registered Ordinary Shares (based on the average of the closing sale prices of an Ordinary Share during the 5 Trading Days immediately following such irrevocable notice by the Company of such issuance), on the last day of each month during which a Registration Default occurred or was continuing, without demand therefor by the Investor; provided, however, that the payment of the Liquidated Damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section. Provided however that in no event shall the amount of Liquidated Damages payable hereunder to any Investor exceed 45% (forty-five percent) of the Purchase Price paid by that Investor.

                  (c) Effectiveness Period. The Company will maintain the Registration Statement effective under the Securities Act until the earlier of
(i) the date that all of the Shares and Ordinary Shares issued upon exercise of the Warrants have been sold pursuant to such Registration Statement, (ii) the date the Investors receive an opinion from counsel to the Company, which counsel shall be reasonably acceptable to the Investors, that the Shares may be sold under the provisions of Rule 144 without limitation as to volume, (iii) the date that all Shares have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such Shares not bearing a restrictive legend, or (iv) eighteen (18) months from the Effective Date.

                  Section 3.2 Investors Representations.

                  (a) Investor Status Declaration. Each Investor declares that it has such knowledge and experience as to be capable of evaluating the merits and risks of its investment. Each Investor is able to fend for itself and can bear the economic risk of this investment, including a complete loss.

                  (b) Purchase Entirely for Own Account. Investor undertakes to acquire the Shares and Ordinary Shares issuable upon exercise of the Warrants for investment and for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, provided that nothing in this section shall constitute an agreement by Investor to hold or refrain from disposing of the Shares and Ordinary Shares issuable upon exercise of the Warrants for any amount of time, provided that any transfer, sale or other disposition of the Shares by Investor shall comply in all respects with the requirements of the Securities Act and similar provisions of state law. Investor will have sole voting control over the Shares and Ordinary Shares issuable upon exercise of the Warrants for purposes of Section 13(d) of the Exchange Act. Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

                  (c) Restricted Securities. Investor understands that the Shares and the Ordinary Shares issuable upon exercise of the Warrants have not been, and will not at the time of sale and issuance by the Company be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor's representations as expressed herein. Investor understands that the Shares and the Ordinary Shares issuable upon exercise of the Warrants are "restricted securities" under applicable U.S. federal and state securities laws and regulations, and that pursuant to these laws, Investor must hold the Shares and the Ordinary Shares issuable upon exercise of the Warrants indefinitely unless the Securities are registered with the Commission and qualified by necessary state authorities or an exemption from such registration and qualification requirements is available.

Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares and the Ordinary Shares issuable upon exercise of the Warrants, and requirements relating to the Company which are outside of Investor control and which the Company is under no obligation, except as set forth herein, to satisfy.

                  (d) Information. Each Investor acknowledges that (i) it has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor; (ii) it has been afforded the opportunity to ask questions of the Company; (iii) it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities;
(iv) it understands that it (and not the Company) shall be responsible for Investor's own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement; (v) it has had access to the Company's Annual Report on Form 20-F for the year ended December 31, 2000 as amended by Amendment No. 1 thereto, and with Reports on Form 6-K for the months of January, May (2 reports), June, August and November 2001, all as filed with the SEC; and (vi) it understands that an investment in the Company may be considered as a high-risk investment, and the Investor nevertheless has voluntarily agreed to consummate the investment.

         Section 3.3       Piggy-Back Registration.

                  (a) The Company shall notify the Investors in writing at least fifteen (15) days prior to filing any registration statement under the 1933 Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization) and will afford the Investors an opportunity to include in such registration statement all or any part of the Shares or the Ordinary Shares reserved for issuance upon exercise of the Warrant. If an Investor desires to include in any such registration statement all or any part of such securities, the Investor shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Shares and Ordinary Shares reserved for issuance upon exercise of the Warrant that Investor wishes to include in such registration statement. If Investor decides not to include all of the Shares or Ordinary Shares issued or reserved for issuance upon the exercise of the Warrant in any registration statement thereafter filed by the Company, the Investor shall nevertheless continue to have the right to include any such securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Company will cooperate with the Investor to facilitate its distribution of securities pursuant to any such registration statement.

                  (b) All  expenses  incurred by the Company in  complying  with
Section 3.3(a) (other than the underwriter's discounts and commissions), including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws (except for blue sky expenses required by law to be borne by Investors), expense allowances of the underwriters, printing expenses, fees and disbursements of counsel or other advisor to the Company, and of the accountants to Company, are herein called "Registration Expenses." All fees and expenses of counsel for any selling Investor and all underwriting discounts and commissions applicable to the eligible securities covered by any such registration, are herein called "Selling Expenses." The Company shall pay all Registration Expenses in connection with each registration pursuant to Section 3.3(a). All Selling Expenses and blue sky expenses required by law to be borne by Investors in connection with each registration pursuant to Section 3.3(a) shall be borne by the Investor or Investors therein in proportion to the number of eligible securities included by each in such registration or in such other proportions as they may agree upon. In the event of any dispute as to how Selling Expenses are allocated, the Company shall be entitled to apportion the expenses in a reasonable manner between the various Investors.

                  (c) The piggy-back registration rights granted in this Section
3.3 shall take effect solely if the Registration Statement described in Section 3.1(a) above is not declared effective within 90 days of the Closing date.

                  Section 3.4 Indemnification.

                  (a) Indemnification by Company. In the event of a registration of any Shares pursuant to this Article III, the Company will hold harmless Investors and each officer, director, employee and advisor of each of the foregoing, against any expenses, losses, claims, damages or liabilities, joint or several, to which Investors may become subject under the Securities Act, any state securities law or otherwise, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the Effective Date thereof, in any registration statement under which such Shares are registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished in writing to the Company by or on behalf of Investors or specifically for use in the preparation thereof.

                  (b) Indemnification by Investors. In the event of any registration of any Shares under the Securities Act pursuant to this Article III, each Investor, severally and not jointly, will indemnify and hold harmless the Company, each officer of the Company who signs the registration statement, and each director of the Company against any and all such expenses, losses, claims, damages or liabilities referred to in the first paragraph of this
Section 3.4, if the statement, alleged statement, omission or alleged omission in respect of which such expense, loss, claim, damage or liability is asserted was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Investor specifically for use in connection with the preparation of such registration statement, preliminary prospectus, prospectus, amendment or supplement.

                  (c) Indemnification Procedure. Each party entitled to indemnification under this Section 3.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting thereon, provided that the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section
3.4 except to the extent such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                        ARTICLE IV Additional Covenants

                  Section 4.1 Transfer Restrictions.

                  (a) The Investors agree to the imprinting, so long as is required by this Section 4.1, of the following legend (the "Legend") on any certificate evidencing Securities:

         THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                  (b) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(a)) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).

                  Section 4.2 Rule 144 and 144A Reporting. With a view to making available to holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 and Rule 144A; and (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

                  (a) For purposes of facilitating sales pursuant to Rule 144A, so long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange

Act, each holder of Registrable Securities and any prospective purchaser of such holder's securities shall have the right to obtain from the Company, upon request of the holder prior to the time of sale, a brief statement of the nature of the business of the Company and the products and services it offers; and the Company's most recent balance sheet and profit and loss and retained earnings statements, and similar financial statements for the two preceding fiscal years (the year end financial statements should be audited to the extent reasonably available).

                  (b) In the event that the Company does not comply with the provisions of this Section 4.2, then the Investors shall be entitled to treat any period of non-compliance as if it were a Registration Default, subject to the penalties set out in Section 3.1(b) above.

                  Section 4.3 The Company will use best efforts to list the Shares and Ordinary Shares obtained upon exercise of the Warrants for trading on the Nasdaq system or any relevant market or system, if applicable. The Company will continue to take all action necessary to continue the listing or trading of its Ordinary Shares on the Nasdaq National Market or any relevant market or system, if applicable, and will comply in all respects with the Company's reporting, listing or other obligations under the rules of the Nasdaq National Market or any relevant market or system.

                            ARTICLE V Miscellaneous

                  Section 5.1 Fees and Expenses.

                  (a) The Company agrees to reimburse the Investors for their legal costs incurred in connection with this Agreement in an amount up to and including $5,000 plus VAT as required by applicable law. Apart from such reimbursement, each party will pay its own fees and expenses related to the transactions contemplated by this Agreement.

                  Section 5.2 Consent to Jurisdiction and Governing Law.

                  Each of the Company and Investors (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court and other courts of the United States sitting in the State of California for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company, Investors consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the choice of law provisions thereof.

                  Section 5.3 Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor Investors makes any representations, warranty, covenant or undertaking with respect to such matters. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and Investors.

                  Section 5.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of dispatch by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such dispatch, whichever shall first occur. The addresses for such communications shall be:


If to the Company:             Commtouch Software Ltd.
                               c/o Commtouch Inc.
                               2029 Stierlin Court
                               Mountain View, CA 94043-4655

                               Tel. No.:  (650) 864-2000
                               Fax No.:   (650) 864-2007
                               Attention: Gideon Mantel, Chief Executive Officer


If to the Investors:           To the address and fax number indicated on the
                               signature page hereof.


With a copy (which shall not   Yigal Arnon & Co.
constitute notice) to:         22 Rivlin Street
                               Jerusalem 91000, Israel
                               Attention: Barry Levenfeld
                               Fax No.:  (972-2) 623-9236

         Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

                  Section 5.5 Waivers. No provision of this Agreement may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  Section 5.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

                  Section 5.7 Successors and Assigns. Investors may not assign this Agreement to any person without the prior consent of the Company, which consent will not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

                  Section 5.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                  Section 5.9 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

                  Section 5.10 Further Assurances. From and after the date of this Agreement, upon the request of the Investors or the Company, each of the Company and the Investors shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  Section 5.11 Corporate Securities Laws. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES
IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

                  [remainder of page intentionally left blank]

        [ORDINARY SHARES AND WARRANTS PURCHASE AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.


                                                             COMMTOUCH SOFTWARE LTD.



                                                             By:   ______________________________________
                                                                   Name:
                                                                   Title:


INVESTORS                                                    INVESTORS



By:   ______________________________________                 By:   ______________________________________
      Name: Amir Lev                                               Name: OZF Ltd.
      Title:                                                       Title:

By:   ______________________________________                 By:   ______________________________________
      Name: Ehud Hillman                                           Name: Gideon Mantel
      Title:                                                       Title:

By:   ______________________________________                 By:   ______________________________________
      Name: Gil Agmon                                              Name: Nahum Sharfman
      Title:                                                       Title:

By:   ______________________________________                 By:   ______________________________________
      Name: Jacob Benasayag                                        Name: Victor Amara
      Title:                                                       Title:

By:   ______________________________________                 By:   _______________________________________
      Name: Arie Pundak                                            Name: Shmuel Sagi
      Title:                                                       Title:

By:   ______________________________________                 By:   _______________________________________
      Name: Danitan Nihul Ltd.                                     Name: Origami Ltd.
      Title:                                                       Title:

By:   ______________________________________                 By:   _______________________________________
      Name: McCutchen, Doyle, Brown & Enersen                      Name: Yossi Sela
      Title:                                                       Title:

                                                             By:   _______________________________________
                                                                   Name: Dr. A. I. Mlavsky
                                                                   Title:

                                    Exhibit A
                   Schedule of Investors and Investment Amount

----------------------------------------- ----------------- ------------- -------------- -------------- --------------
      Name and Address of Investor           Amount of         No. of         No. of        No. of          No. of
                                             Investment       Ordinary         125%          $1.00           $2.00
                                                               Shares       Warrants        Warrants       Warrants
----------------------------------------- ----------------- ------------- -------------- -------------- --------------
Ehud Hillman                              $25,000           85,616        17,123         17,123         17,123
I.D. No. 051745818
Amirim 12, Tel-Aviv, Israel - 69357
Tel (W): 972-3-6844531
Fax: 972-3-6844579
Tel (H):  972-3-6490065
Mobile: 972-54-444534
Mail:    udih@ictech.co.il
----------------------------------------- ----------------- ------------- -------------- -------------- --------------
Gil Agmon                                 $25,000           85,616        17,123         17,123         17,123
Barazani 11, Ramat Aviv, Tel Aviv,
Israel
ID No: 570261822
Tel (w): 972-3-5577101
Fax:  972-3-5565840
Tel (H): 972-3-6419026
Mobil: 972-50-247331
e-mail:
g.agmon@delekmotors.co.il
----------------------------------------- ----------------- ------------- -------------- -------------- --------------
Jacob Benasayag                           $25,000           85,616        17,123         17,123         17,123
I.D. No. 16538100
Haduhifat 41, Raanana, Israel
Tel (W):  972-3-5577101
Fax:  972-3-5565840
Tel  (H):  972-9-7718499
Mobile:  972-50-215840
Mail:
j.benasayag@delekmotors.co.il
----------------------------------------- ----------------- ------------- -------------- -------------- --------------
Arie Pundak                               $25,000           85,616        17,123         17,123         17,123
I.D.  No.  065178444
Asher Bar-Lev 5/13 Petach-Tikva, Israel
Tel (W):  972-3-5118214
Fax: 972-3-5161843
Mobile:  972-55620213
Mail:
arie.pundak@il.andersen.com
----------------------------------------- ----------------- ------------- -------------- -------------- --------------
Danitan Nihul Ltd.                        $25,000           85,616        17,123         17,123         17,123
Reg. No.  511718470
Lamerhav 53b', Ramat Hasharon,
Israel - 47226
Tel (W):  972-3-6127733
Fax: 972-3-6127774
Mobile: 972-54-335830
----------------------------------------- ----------------- ------------- -------------- -------------- --------------

                                       12

----------------------------------------- ----------------- ------------- -------------- -------------- --------------
Mail:  yarkonio@012.net.il
----------------------------------------- ----------------- ------------- -------------- -------------- --------------
Gideon Mantel
516 Hendon Ct.                            $205,000          702,055       140,411        140,411        140,411
Sunnyvale, CA 94087
Tel: 408-859-4944
Cell: 408-859-4944
Mail: gideon.mantel@commtouch.com
----------------------------------------- ----------------- ------------- -------------- -------------- --------------
Amir Lev
Be'er Gan St. 17                          $50,000           171,233       34,247         34,247         34,247
Ein Vered, 40696 Israel
Tel: 972-9-7961110
Cell: 972-53-601799
Mail: amir.lev@commtouch.com
----------------------------------------- ----------------- ------------- -------------- -------------- --------------
Nahum Sharfman
22 Hameyasdim St.                         $170,000          582,192       116,438        116,438        116,438
Karkur, Israel 37064
Cell: 972-54-583166
Mail: nahum@dealtime.com
----------------------------------------- ----------------- ------------- -------------- -------------- --------------
Origami Ltd.                              $100,000          342,466       68,493         68,493         68,493
57 Achad Ha'am St.
Tel Aviv, CA 65207
Tel: 972-3-5665456
Fax: 972-3-5666636
Mail: ori@eisenberg.co.il
----------------------------------------- ----------------- ------------- -------------- -------------- --------------
Dr. A.I. Mlavsky                          $50,000           171,233       34,247         34,247         34,247
c/o Gemini Israel Venture Funds Ltd.
9 Hamenofim Street
Herzliya  46725, Israel
Fax: 09-958-4842
E-mail: ed@gemini.co.il
----------------------------------------- ----------------- ------------- -------------- -------------- --------------
Yossi Sela                                $50,000           171,233       34,247         34,247         34,247
c/o Gemini Israel Venture Funds Ltd.
9 Hamenofim Street
Herzliya  46725, Israel
Fax: 09-958-4842
E-mail:  yossi@gemini.co.il
----------------------------------------- ----------------- ------------- -------------- -------------- --------------
OZF Ltd.                                  $300,000          1,027,397     205,479        205,479        205,479
Tropic Isle Building
Wickhams Cay, P.O. Box 964
Road Town, Tortola, British Virgin
Islands
c/o Tis Prager, Prager Dreifuss,
Muehlebachstr. 6, CH-8008 Zurich,
Switzerland
Fax:  +41 1 254 55 99
Email:  mail@prager-dreifuss.com
----------------------------------------- ----------------- ------------- -------------- -------------- --------------
Victor Amara
Marcus St. 8                              $100,000          342,466       68,493         68,493         68,493
Jerusalem, 97331 Israel
Fax/Tel: 972-2-5660979
----------------------------------------- ----------------- ------------- -------------- -------------- --------------


                                       13

----------------------------------------- ----------------- ------------- -------------- -------------- --------------
Shmuel Sagi
PO Box 589                                $100,000          342,466       68,493         68,493         68,493
Karkur, 37105 Israel
Tel: 972-54-614592
Fax: 972-4-6377705
----------------------------------------- ----------------- ------------- -------------- -------------- --------------
McCutchen, Doyle, Brown & Enersen         $45,000           154,110       30,822         30,822         30,822
Three Embarcadero Center
San Francisco, CA 94111
Tel: 415-393-2000
Fax: 415-393-2286
Mail: lnuchi@mdbe.com
----------------------------------------- ----------------- ------------- -------------- -------------- --------------

                                    Exhibit B
                                 Form of Warrant

                                                            Issued _______, 2002

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR SUCH STATE LAWS.

THIS WARRANT MAY NOT BE EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS TO THE REASONABLE SATISFACTION OF THE COMPANY AND LEGAL COUNSEL FOR THE COMPANY.

                            Void after ________, 2007


                             COMMTOUCH SOFTWARE LTD.

               WARRANT TO PURCHASE UP TO ________ ORDINARY SHARES

                                   ----------

THIS CERTIFIES THAT, for value received, _____________, a ________ company ("_______" or "Holder"), is entitled at any time prior to expiration of this Warrant to subscribe for and purchase up to __________ shares of the fully paid and nonassessable ordinary shares, nominal value NIS 0.05, of Commtouch Software Ltd., an Israeli company (the "Company"), at the price per share equal to ___________ (such price and such other price as may result, from time to time, from the adjustments/restrictions specified in paragraph 4 hereof are collectively referred to herein as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, "Shares" shall mean the ordinary shares of the Company; "Warrant Shares" shall mean the Shares issued or issuable upon exercise of the Warrants; and "Date of Grant" shall mean ___________, 2002.

1.       TERM.

This Warrant is exercisable, in whole or in part, at any time and from time to time on and after the Date of Grant through ______, 2007.

2.       METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

         (a) The purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and (i) by the payment to the Company, by check, of an amount equal to the Warrant Price per Share multiplied by the number of Shares then being purchased.

         (b) In the event of any exercise of the purchase right represented by this Warrant, certificates for the Shares so purchased shall be delivered to the holder hereof within ten business days of the effective date of such purchase and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the securities, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such ten-day period. Upon the effective date of such purchase, the holder shall be deemed to be the holder of record of the securities, notwithstanding that certificates representing the securities shall not then be actually delivered to such holder or that such securities are not then set forth on the stock transfer books of the Company.

         (c) In lieu of exercising this Warrant by payment of cash or check, and provided that the Company's Ordinary Shares are publicly traded, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) at any time after the date hereof during the term hereof, by surrender of this Warrant at the principal executive office of the Company, together with the Notice of Conversion in the form of Exhibit B annexed hereto, in which event the Company shall issue to Holder a number of Shares in accordance with the following formula:

                                      Y(A-B)
                           X      =   ------
                                        A

             Where,        X    =   the number of Shares to be issued to Holder;

                           Y    =   the number of Shares for which the Warrant
                                    is being exercised;

                           A    =   the fair market value of one Share; and

                           B    =   the Exercise Price.

         For purposes of this Section 2(c), the fair market value of the Shares shall mean the price determined by the Company's Board of Directors, acting in good faith upon a review of all relevant factors or, in the event of an exercise concurrently with (i) a public offering of the Company's stock, the price to the public for such stock in such offering or (ii) an acquisition, the per share price to be received by the holders of Shares.

3.       SHARES FULLY PAID; RESERVATION OF SHARES.

         (a) All securities which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.

         (b) The Company will not, by amendment of its memorandum or association or articles of association, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Warrant Holder under the Warrants against such willful actions. Without limiting the generality of the foregoing, the Company: (i) will not set nor increase the par or nominal value of any Warrant Shares above the amount payable therefor upon such exercise, and (ii) will take all actions that are necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of the Warrants.

4.       ADJUSTMENTS.

The maximum number of Warrant Shares issuable upon exercise of this Warrant and the Warrant Price shall be adjusted if any of the following events occur before the holder's exercise of this Warrant:

         (a)      Distributions, Share Dividends and Splits.

                  (i) In case the Company declares a dividend or other distribution payable in Shares or subdivides its Shares into a greater number of Shares, the Warrant Price in effect immediately prior to such declaration or subdivision shall be proportionately decreased and the number and kind of Shares purchasable upon exercise of this Warrant shall be adjusted so that the holder thereof shall be entitled to receive the kind and number of shares or the other securities of the Company that the holder would have owned or have been entitled to receive after the happening of any of the events described in this paragraph
(a)(i) had the Warrant Shares been issued immediately prior to the happening of such event or any record date with respect thereto.

                  (ii) In the case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company after the date hereof, or in case, after such date, the Company shall consolidate with or merge with or into another corporation or convey all or substantially all of its assets to another corporation or other entity, then, in each such case, Warrant Holder, upon any exercise of this Warrant, at any time after the consummation of such reclassification, change, reorganization, consolidation, merger, or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Warrant Holder would have been entitled upon the consummation of such reclassification, change, reorganization, consolidation, merger or conveyance if Warrant Holder had exercised the Warrants immediately prior thereto, all subject to further adjustment as provided in this Section, and the successor or purchasing corporation or other entity in such reclassification, change, reorganization, consolidation, merger or conveyance (if not the Company) shall duly execute and deliver to Warrant Holder a supplement hereto acknowledging such corporation's or entity's obligations under the Warrants; and in each such case, the terms of the Warrants (including the exercisability, transfer and adjustment provisions of the Warrants) shall be applicable to the shares of stock or other securities or property receivable upon the exercise of the Warrants after the consummation of such reclassification, change, reorganization, consolidation, merger or conveyance.

                  (iii) An adjustment made pursuant to this paragraph (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become immediately effective after the effective date in the case of a subdivision. If, as a result of an adjustment made pursuant to this paragraph (a), the holder after exercise shall become entitled to receive shares of two or more classes of capital stock or Shares and any other class of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be described in a written notice to the holder promptly after such adjustment) shall determine the allocation of the adjusted Warrant Price between or among shares of such classes of capital stock or Shares and such other classes of capital stock.

                  (iv) In the case of any adjustment in the number of Warrant Shares receivable upon the exercise of the Warrants pursuant to the terms hereof, the chief financial officer of the Company shall promptly thereafter compute such adjustment in accordance with the terms hereof and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will provide copies of such certificate to Warrant Holder in the manner provided for notices hereunder.

         (b) Record Date. In case the Company shall take a record of the holders of its Shares for the purpose of determining holders entitled to receive a dividend or other distribution payable in Shares, then such record date shall be considered to be the date of the issue or sale of the Shares related to such dividend or distribution.

         (c) Stock Combinations. In case the Company shall combine all of the outstanding Shares into a smaller number of Shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.

         (d) Fractional Shares. No fractional Warrant Shares shall be issued upon the exercise hereof. Upon exercise by any holder, such holder shall be entitled to receive the aggregate full number of Shares which the holder may receive upon exercise.

         (e) The adjustment to the number of Shares issuable upon the exercise hereof and the adjustments to the Warrant Price described in this Section 4 shall be made each time any event listed in this Section 4 occurs.

         (f) If any event occurs of the type contemplated by the provisions of this Section 4, but not expressly provided for by such provisions or definition, then the Company's Board of Directors in its reasonable judgment shall make an appropriate adjustment in the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the Warrant Holder.

5.    COMPLIANCE WITH SECURITIES ACT; RESTRICTIONS ON TRANSFER; REPRESENTATIONS.

Holder hereby represents and warrants that:

         (a) Purchase Entirely for Own Account. This Warrant and the Warrant Shares issuable upon exercise hereof (collectively, the "Securities") will be acquired for investment for Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in or otherwise distributing the same. Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any person with respect to any of the Securities.

         (b) Investment Experience. Holder acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant. Holder also represents it has not been organized for the purpose of acquiring this Warrant.

         (c) Accredited Investor. Holder is (a) an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the "SEC"), as presently in effect or (b) not a "U.S. Person" as defined by Rule 902 of Regulation S promulgated under the Securities Act.

         (d) Restricted Securities. Holder understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended ("the Securities Act") only in certain limited circumstances. In this connection, Holder represents that it is familiar with SEC Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         (e) Further Limitations on Disposition. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (i) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

         (f) Authorization. If the holder is not a natural person, the holder hereby represents that its acceptance of this Warrant has been authorized on its behalf by all appropriate limited liability company, corporate or partnership action.

         (g) Enforceability. The holder hereby represents that it has full legal power to accept this Warrant and that its acceptance of this Warrant will result in legally binding obligations of the holder enforceable against it in accordance with the terms and provisions hereof except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         (h) Legend. This Warrant and all Shares issued upon exercise of this Warrant(unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

         The Company need not register a transfer of this Warrant or the Warrant Shares unless the conditions specified in such legend are satisfied. Subject to the foregoing transfer restrictions set forth in this Section, this Warrant is transferable, in whole or in part, on the books of the Company, upon surrender of this Warrant to the Company, together with a written assignment duly executed by the Holder.

         (i) Notwithstanding the foregoing, the restrictions imposed upon the transferability of this Warrant and the Warrant Shares shall cease and terminate as to this Warrant or any particular shares of capital stock when, (i) such Warrant or Warrant Shares shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (ii) counsel for Holder provides an opinion, in form and substance reasonably satisfactory to the Company (or in lieu of an opinion of counsel, Holder provides the Company with other evidence satisfactory to the Company), that such restrictions are no longer required in order to ensure compliance with the 1933 Act. If and whenever the restrictions imposed hereunder shall terminate as to this Warrant (or to any Warrant Shares) as hereinabove provided, Holder may and the Company shall, as promptly as practicable upon the request of Holder and at the Company's expense, cause to be stamped or otherwise imprinted upon this Warrant or such shares of capital stock a legend in substantially the following form:

         "The restrictions on the transferability of [this] [these] [Warrant] [securities] terminated on _______________, _____, and are of no further force or effect" or take such other action as to effectively remove the restrictions on the transferability of the Warrant and the Warrant Shares.

         Any Warrant issued upon the split-up, combination, exchange, substitution, transfer or loan of the Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed hereunder shall terminate as to any Warrant or as to any shares of capital stock, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company without expense, a new Warrant or new shares of capital stock not bearing the restrictive legend set forth hereon or above, respectively.

         (j) The Company shall cause all Warrant Shares covered by a valid registration statement to be listed on any securities exchange upon which the Shares are then listed.

6.       RIGHTS OF SHAREHOLDERS.

         No holder of the Warrant or Warrants shall be entitled to vote or receive dividends or be deemed the holder of Shares, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends until the Warrant or Warrants shall have been exercised and the Shares shall have become deliverable, as provided herein.

7.       PIGGY-BACK REGISTRATION RIGHTS

         (a) The Company shall notify Warrant Holder in writing at least fifteen
(15) days prior to filing any registration statement under the 1933 Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization) and will afford Warrant Holder an opportunity to include in such registration statement all or any part of the Warrant Shares issued or reserved for issuance to Warrant Holder upon exercise of this Warrant. If Warrant Holder desires to include in any such registration statement all or any part of such Warrant Shares, Warrant Holder shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Warrant Shares Warrant Holder wishes to include in such registration statement. If Warrant Holder decides not to include all of the shares of Ordinary Shares issued or reserved for issuance to Warrant Holder upon the exercise of this Warrant in any registration statement thereafter filed by the Company, Warrant Holder shall nevertheless continue to have the right to include any such Warrant Shares any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Company will cooperate with Warrant Holder to facilitate its distribution of Warrant Shares pursuant to any such registration statement.

         (b) The Company agrees to indemnify and hold harmless Warrant Holder and its directors, officers, employees, agents, partners, members, controlling persons and affiliates from and against any expenses, losses, claims, damages or liabilities they may incur arising out of any untrue or alleged untrue statement of material fact contained in such registration statement, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation of the 1933 Act or the Securities Exchange Act of 1934, as amended, in connection therewith, provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or amendment thereto in reliance upon and in conformity with written information furnished in writing to the Company by or on behalf of the Holder specifically for use in the preparation thereof., and, provided that Warrant Holder is entitled to indemnification hereunder, will reimburse Warrant Holder and its directors, officers, employees, agents, controlling persons and affiliates for any legal or other expenses reasonably incurred in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) All expenses incurred by the Company in complying with Section 7(a) (other than the underwriter's discounts and commissions), including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws (except for blue sky expenses required by law to be borne by sellers), expense allowances of the underwriters, printing expenses, fees and disbursements of counsel or other advisor to the Company, and of the accountants to Company, are herein called "Registration Expenses." All fees and expenses of counsel for any selling Warrant Holder and all underwriting discounts and commissions applicable to the eligible securities covered by any such registration, are herein called "Selling Expenses."

         (d) The Company shall pay all Registration Expenses in connection with each registration pursuant to Section 7(a). All Selling Expenses and blue sky expenses required by law to be borne by sellers in connection with each registration pursuant to Section 7(a) shall be borne by the seller or sellers therein in proportion to the number of eligible securities included by each in such registration or in such other proportions as they may agree upon. In the event of any dispute as to how Selling Expenses are allocated, the Company shall be entitled to apportion the expenses in a reasonable manner between the various sellers.

         (e) The piggy-back registration rights granted in this Section 6 are in addition to, and not in lieu of, any other registration rights the Holder may have by virtue of other contractual arrangements with the Company.

8.       GOVERNING LAW.

The terms and conditions of this Warrant shall be governed by and construed in accordance with the laws of the State of California.

9.       MISCELLANEOUS.

The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class registered or certified mail or recognized commercial courier service, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.


_______, 2002                       COMMTOUCH SOFTWARE LTD.


                                    ____________________________________
                                    Gideon Mantel, Chief Executive Officer

                                    EXHIBIT A
                               NOTICE OF EXERCISE


TO:        COMMTOUCH SOFTWARE LTD.




         1. The undersigned hereby elects to purchase ___________ Shares of Commtouch Software Ltd. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Shares in full, together with all applicable transfer taxes, if any.

         2. The undersigned represents that the Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.




         3. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:




                        _________________________________
                                     (Name)
                        _________________________________
                        _________________________________
                                    (Address)


                                             ___________________________________
                                             Name of Warrant holder

                                             ___________________________________
                                             Signature of Authorized Signatory

                                             ___________________________________
                                             Print Name and Title

                                             ___________________________________
                                             Date

                                    EXHIBIT B
                              NOTICE OF CONVERSION

TO:     COMMTOUCH SOFTWARE LTD.

         1. The undersigned hereby elects to convert the attached Warrant into such number of Ordinary Shares (the "Shares") of Commtouch Software Ltd. as is determined pursuant to Section 2(c) of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

         2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

                      ___________________________________
                                  (Print Name)
                      ___________________________________
                                    (Address)
                      ___________________________________
                                    (Address)

         3. The undersigned represents that the Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Date)                                   (Signature)

                                         (Print Name)

                                 Schedule 3.1(b)


-----------------------------------------

Gideon Mantel
-----------------------------------------

Amir Lev
-----------------------------------------

Nahum Sharfman
-----------------------------------------